AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 1996


                                                       Registration No. 333-1044


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3


                                 AMENDMENT NO. 2
                                       TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------


                           GREG MANNING AUCTIONS, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    New York
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-2365834
                     (I.R.S. Employer Identification Number)

                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                 (201) 882-0004
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's principal executive offices)

                                  Greg Manning
                           Greg Manning Auctions, Inc.
                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                 (201) 882-0004
       (Name, Address, including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

Approximate date of
commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered in connection with dividend or reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. [ ]__________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                           CALCULATION OF REGISTRATION FEE
- --------------------------------------------------- ------------------- --------------------- ---------------------- --------------

              TITLE OF EACH CLASS OF                   AMOUNT TO BE           PROPOSED              PROPOSED            AMOUNT OF
           SECURITIES TO BE REGISTERED                  REGISTERED        MAXIMUM OFFERING      MAXIMUM AGGREGATE     REGISTRATION
                                                                         PRICE PER SHARE(1)      OFFERING PRICE          FEE(2)
- --------------------------------------------------- ------------------- --------------------- ---------------------- ---------------
- --------------------------------------------------- ------------------- --------------------- ---------------------- ---------------

Common Stock, par value $.01 per share              1,300,000 shares           $2.875              $3,737,500        $1,288.72
- --------------------------------------------------- ------------------- --------------------- ---------------------- ---------------

(1) Estimated pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Act"), solely for the purpose of calculating the registration fee, based on the average of the high and low prices for the shares reported on the Nasdaq Stock Market's SmallCap Market System on January 30, 1996.

(2)      Filing fee of $1,288.73 previously paid.


(3) An aggregate of 2,292,370 additional shares of Common Stock are being carried forward from the Company's Registration Statement on Form SB-2 (No. 33-55792-NY), for which a registration fee of $4,525.01 was paid.



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS AND SUPPLEMENTS TO SUCH PROSPECTUS ALSO RELATE TO 2,277,295 ADDITIONAL SHARES OF COMMON STOCK PREVIOUSLY REGISTERED UNDER THE REGISTRANT'S REGISTRATION STATEMENT ON FORM SB-2 (NO. 33-55792-NY). THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 3 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM SB-2 (NO. 33-55792-NY).

PROSPECTUS


                           GREG MANNING AUCTIONS, INC.


                        1,853,800 SHARES OF COMMON STOCK
                        1,300,000 SHARES OF COMMON STOCK
                                       AND
                         438,570 SHARES OF COMMON STOCK


     This Prospectus relates to the offering by Greg Manning Auctions, Inc. (the "Company") of 1,853,800 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), issuable upon exercise of outstanding warrants (the "Public Warrants") that were included in units sold to the public by the Company in its initial public offering (the "Public Offering") in May 1993. Each outstanding Public Warrant is immediately exercisable and currently entitles the holder to purchase 1.24 shares of Common Stock at a price of $2.7733 per share at any time through May 13, 1998, subject to up to a one-year extension under certain circumstances.


     This Prospectus also relates to the offering by JW Charles Securities, Inc., Corporate Securities Group, Inc. (together, "JWCharles/CSG"), and certain other persons and entities (collectively, the "UPW Selling Shareholders"), of an aggregate of (i) 195,790 shares of Common Stock, comprising a part of units that are issuable upon the exercise of outstanding Unit Purchase Warrants (the "Unit Purchase Warrants") that were sold to the UPW Selling Shareholders in connection with the Public Offering, and (ii) 242,780 shares of Common Stock, issuable upon the exercise of warrants (the "Underwriters' Warrants) comprising a part of the units that are issuable upon the exercise of the Unit Purchase Warrants. Each outstanding Unit Purchase Warrant is immediately exercisable and entitles the holder thereof to purchase 1.50608 units (each unit consisting of two shares of Common Stock and two Underwriters' Warrants) at an exercise price of $6.8456 per Unit. At August 28, 1996, none of the Unit Purchase Warrants had been exercised and, accordingly, none of the Underwriters' Warrants had been issued. The exercise price of the Public Warrants and the number of securities issuable upon the exercise of the Public Warrants, the Unit Purchase Warrants and the Underwriters' Warrants have been adjusted and are subject to further adjustment as a result of the application of certain anti-dilution provisions contained therein.


     This Prospectus also relates to the offering by Collectibles Realty Management, Inc. ("CRM" or the "Selling Shareholder"), a shareholder of the Company, of the 1,300,000 shares of Common Stock owned by it. The sole shareholder of the Selling Shareholder is Greg Manning, the Chairman of the Board, President and Chief Executive Officer of the Company.


     The Common Stock of the Company is quoted on the Nasdaq Stock Market's SmallCap Market System ("Nasdaq") under the symbol "GMAI" and is listed on the Boston Stock Exchange ("BSE") under the symbol "GGM." On August 27, 1996, the last reported sale price of the Common Stock as quoted on the Nasdaq was $3.1875 per share. The Public Warrants are quoted on the Nasdaq under the symbol "GMAIW" and are listed on the BSE under the symbol "GGMW".


     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS", PAGE 5 OF THIS PROSPECTUS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Shareholder or the UPW Selling Shareholders. The Company will receive approximately $4,885,498 in net proceeds if all of the Public Warrants are exercised. See "Use of Proceeds".


     JWCharles/CSG may act as market makers with respect to trading in the Common Stock and Public Warrants. The Company has agreed to pay JWCharles/CSG a solicitation fee equal to 4% of the exercise price in connection with the exercise of the Public Warrants under certain conditions. See "Plan of Distribution". Under Rule 10b-6 promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act of 1934, as amended (the
"Exchange Act"), JWCharles/CSG (and any securities firm to which any or all of the solicitation fee may be reallowed), will be prohibited from engaging in any market-making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation of the exercise of Public Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any such right that JWCharles/CSG may have to receive a fee for the exercise of the Public Warrants following such solicitation. JWCharles/CSG may be unable to provide a market for the Company's securities during certain periods while the Public Warrants are exercisable. See "Risk Factors" and "Plan of Distribution".


     All expenses of the registration of securities covered by thisProspectus, estimated to be approximately $76,288, are to be borne by the Company, except that the Selling Shareholder has agreed to reimburse the Company for the approximate portion (estimated to be approximately $26,288) of the expenses allocable to the registration of the securities to be sold by it.


     A portion of the Common Stock offered by this Prospectus may be sold following the effective date of this Prospectus by the selling shareholders, or by their transferees. The distribution of the securities offered hereby may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders.

     The selling shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify certain of the UPW Selling Shareholders against certain liabilities, including liabilities under the Act.


                   THE DATE OF THIS PROSPECTUS IS DATE , 1996

                              AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission.


     This Prospectus constitutes part of a Registration Statement and Post-Effective Amendment filed by the Company with the Commission under the Act. This Prospectus does not contain all of the information set forth in the Registration Statement and Post-Effective Amendment, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and Post-Effective Amendment. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete and, in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement and Post-Effective Amendment, each statement being qualified in any and all respects by such reference.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following Company documents filed with the Commission are incorporated by reference in this Prospectus (File number 1-11988):

     1. Annual Report on Form 10-KSB for the year ended June 30, 1995, as amended by Form 10-KSB/A, as filed on October 30, 1995, and Form 10-KSB/A2, filed on August 29, 1996.

     2. Proxy Statement for the 1995 Annual Meeting of Shareholders.

     3. Quarterly Report on Form 10-QSB for the quarter ended September 30, 1995, as amended by Form 10-QSB/A for the quarter ended September 30, 1995, as filed on August 29, 1996.

     4. Quarterly Report on Form 10-QSB for the quarter ended December 31, 1995, as amended by Form 10-QSB/A for the quarter ended December 31, 1995, as filed on August 29, 1996.

     5. Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996, as amended by Form 10-QSB/A for the quarter ended March 31, 1996, as filed on August 29, 1996.


     6. Report on Form 8-K, dated October 31, 1995, regarding a change in the Registrant's certifying accountants.


     All documents filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated by reference in this Prospectus other than the exhibits thereto. Requests for such copies should be directed to the Company at 775 Passaic Avenue, West Caldwell, New Jersey 07006, Attn: Daniel
M. Kaplan, Chief Financial Officer and Vice President, telephone (201) 882-0004.



CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE
                    SECURITIES LITIGATION REFORM ACT OF 1995

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A NEW "SAFE HARBOR" FOR CERTAIN FORWARD-LOOKING STATEMENTS. THE FACTORS DISCUSSED UNDER "RISK FACTORS", AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS, IN DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, IN FILINGS BY THE COMPANY WITH THE COMMISSION, IN THE COMPANY'S PRESS RELEASES AND IN ORAL STATEMENTS MADE BY AUTHORIZED OFFICERS OF THE COMPANY. WHEN USED IN THIS PROSPECTUS, THE WORDS "ESTIMATE", "PROJECT", "ANTICIPATE", "EXPECT", "INTEND", "BELIEVE" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS.

                                   THE COMPANY

     Greg Manning Auctions, Inc. (the "Company") was founded by Greg Manning, its Chairman, President and Chief Executive Officer, who has conducted public auctions of rare stamps, stamp collections and stocks since 1966. The Company believes, based on its knowledge of the market, that it is one of the largest auction houses of rare stamps in the world (although there is no publicly available data with respect to stamp auction sales). In addition to stamps, the Company has expanded its business to include other types of collectibles, such as antiquities and, to a lesser extent, sports-related collectibles and rare autographs and documents, and the reproduction of marketing of replicas of certain historical items.

     The Company conducts its operations directly and through several subsidiaries and affiliates. Greg Manning Auctions, Inc. and Ivy & Mader Philatelic Auctions, Inc., a wholly-owned subsidiary of the Company, are engaged in the stamp and stamp-related auction business. The Company also conducts auctions of autographs and rare documents, and is also engaged in the reproduction and marketing of historical items, primarily bank notes. Greg Manning Galleries, Inc., a wholly-owned subsidiary of the Company, which does business as Harmer Rooke Galleries, conducts an auction business primarily in antiquities, including stoneware and rare coins.

     In addition to auctions, which is the Company's primary method of sale, the Company enters into "private treaty" transactions in which the owners of collectibles arrange to have their property sold to third parties in privately negotiated transactions. The Company also purchases collectibles for sale for its own account.


     The Company's executive offices are located at 775 Passaic Avenue, West Caldwell, New Jersey 07006, and its telephone number is (201) 882-0004. The Company is a New York corporation and was incorporated in 1981. Until the Public Offering, the Company was a wholly-owned subsidiary of CRM, which is wholly owned by Greg Manning. At August 28, 1996, CRM owned approximately 30.5% of the outstanding shares of the Common Stock. Certain of such shares are being registered pursuant to the Registration Statement of which this Prospectus is a part.



                                  RISK FACTORS


     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. IT IS IMPOSSIBLE TO FORESEE AND DESCRIBE ALL THE RISKS AND BUSINESS, ECONOMIC AND FINANCIAL FACTORS WHICH MAY AFFECT THE COMPANY. PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AS WELL AS ALL OTHER MATTERS SET FORTH ELSEWHERE IN THIS PROSPECTUS, BEFORE MAKING A DECISION TO PURCHASE ANY SECURITIES.


     RECENT RESULTS OF OPERATIONS; LOSSES. The Company incurred net losses of $827,155 for the fiscal year ended June 30, 1995, and $193,766 for the fiscal quarter ended September 31, 1995. The Company had net income of $20,346 for the quarter ended December 31, 1995, and net income of $369,158 for the quarter ended March 31, 1996. The net income for the quarter ended March 31, 1996 was attributable to a gain of $586,000 (net of taxes) from the sale of certain investment securities, offset primarily by an operating loss of $168,000 (net of taxes).

     The Company believes that its recent results are attributable primarily to higher than expected expenses; lower gross margins as a percentage of sales; decreased revenues from commissions (attributable primarily to the necessity, in certain cases, for the Company to accept a reduced seller's commission in order to obtain particular consignments); and the unprofitable results of the "Americana" division of Harmer Rooke Galleries. The Company has implemented a cost reduction program, begun to explore new sources of collectibles in an effort to increase margins and revenues from commissions, and sold the "Americana" division. There can be no assurance, however, that these steps (or any others) will result in a significant improvement in the Company's financial condition, on either a short- or long-term basis.

     In addition, the Company is a party to a revolving credit and term loan facility with Brown Brothers Harriman & Co. ("BB"). At August 21, 1996, borrowings under the revolving credit facility and term loan totaled $5,990,000 and $300,000, respectively. BB has agreed that, absent a material adverse change (as determined by BB) or event of default, it will provide the Company with a 120-day notification period prior to issuing a demand for repayment, provided that the Company is in compliance with certain financial and operating guidelines. At June 30, 1995, September 30, 1995 and December 31, 1995, the Company was not in compliance with a guideline relating to the formula of earnings before interest, depreciation and taxes to interest expense. As a result BB had the right under the credit agreement to demand immediate repayment of all amounts outstanding without the otherwise applicable 120-day advance notice period. The Company believes that at March 31, 1996, it was in compliance with such guidelines.

     UNCERTAINTY OF MARKET CONDITIONS. The business of the Company is substantially dependent upon obtaining collectibles on consignment for sale at auction, and to a lesser extent the ability of the Company to purchase collectibles outright for sale at auction. At times there is a limited supply of collectibles available for sale by the Company, and such supply varies from time to time. While the Company generally has not experienced a lack of collectibles that has prevented it from conducting appropriately sized auctions on an acceptable schedule, no assurance can be given that the Company will be able to obtain consignments of suitable quantities of collectibles in order to conduct auctions of the size, and at the times, the Company may desire in the future. The Company's inability to do so would have a material adverse effect on the Company.

     The Company's ability to acquire inventory for sale depends on its success in marketing its services to owners of property, the quality of such services, the ability of the Company to sell property consigned to it, and the conditions in the worldwide stamp and other collectibles markets, such as price levels and the tastes and demands of collectors. A decline in the price levels of, or the demand for, stamps and other collectibles could result in a decrease in the dollar value of stamps and other collectibles sold at auction, and a resulting reluctance of owners to consign collectibles for sale at auction. The Company has not, however, observed a general decrease in the prices of stamps or other collectibles during recent years. The Company believes that only very substantial decreases in the price levels of collectibles sold by it would materially adversely affect the Company's business. With respect to stamps, which is the Company's core business area, price levels and demand have traditionally not been adversely affected by negative economic conditions, primarily because the Company's world-wide supplier and customer base has continued to utilize the services of the Company even during recessionary periods. In fact, during the recessionary period of the early 1990s, the Company's sales increased (and have continued to increase), and the Company did not and has not observed any decline in prices at which stamps have sold. There can be no assurances, however, that price levels and demand will not decrease in the future, whether as a result of decline in general economic conditions or otherwise. The Company believes that the stamp market remained stable during the recent recessionary period because the predominate participants are collectors and professional dealers, and not investors. In addition, the Company has observed an increase in the general market for sports trading cards and sports memorabilia, and as a result it has moderately expanded its operations in this area. The sports collectibles market is, however, more volatile than the stamp market because the predominate participants are investors. In addition, this market has only recently developed and accordingly does not have the relatively lengthy history of the stamp market.


     DEPENDENCE ON EXISTING MANAGEMENT. The development and success of the Company's business has been and will continue to be dependent substantially upon its President, Chairman and Chief Executive Officer, Greg Manning, and significantly upon its Executive Vice President, William T. Tully, Jr. The unavailability of Mr. Manning, for any reason, would have a material adverse effect upon the business, operations and prospects of the Company, and the unavailability of Mr. Tully could adversely affect the Company's expansion prospects if a suitable replacement is not engaged. The Company recently entered into a new employment agreement with Mr. Manning, effective as of June 30, 1995 (when his prior employment agreement terminated), providing, among other things, for a salary equal to $175,000 per annum and a bonus equal to 10% of the Company's net income before income taxes between $500,000 and $2,000,000 (subject to increase by the Board of Directors). The new employment agreement will terminate on June 30, 1997. Mr. Tully's employment agreement, as amended, has a term ending on June 30, 1998. The Company also currently owns a life insurance policy on Mr. Manning's life with benefits payable to the Company in the amount of $1,000,000.

     BROAD DISCRETION IN USE OF PROCEEDS. Assuming all the Public Warrants are exercised, all of the estimated net proceeds of this offering (approximately $4,885,498) will be utilized by the Company for working capital purposes. Accordingly, management will have broad discretion in allocating such proceeds. See "Use of Proceeds".


     EXTENSION OF CREDIT. The Company frequently grants credit to certain purchasers at its auctions permitting them to take immediate possession of auctioned property on an open account basis, within established credit limits, and to make payment in the future, generally within 30 days. This practice facilitates the orderly conduct and settlement of auction transactions, and enhances participation at the Company's auctions. In such events, however, the Company is liable to the seller who consigned the property to the Company for the net sale proceeds even if the buyer defaults on payment to the Company. While the dollar volume of the Company's potential exposure from this practice may be substantial at any particular point in time, this practice has not resulted in a material loss to the Company. This is primarily because the Company evaluates customers' creditworthiness on a case-by-case basis and only extends credit to purchasers whom the Company deems creditworthy; generally such purchasers are professional dealers or collectors who have regularly purchased property at the Company's auctions or whose reputations within the industry are known and respected by the Company.

     COMPETITION. The business of selling stamps and other collectibles at auction is highly competitive. The Company competes with a number of auction houses throughout the United States and the world. While the Company believes that there is no dominant company in the stamp auction or collectibles business in which it operates, there can be no assurances that other concerns with greater financial and other resources and name recognition will not enter the market.

     DIVIDEND POLICY. The Company has never declared or paid a dividend on its Common Stock, and management expects that a substantial portion of the Company's future earnings will be retained for expansion or development of the Company's business. Whether the Company will pay dividends in the future will be at the discretion of the Company's Board of Directors and will depend upon, among other things, future earnings, operations, capital requirements and surplus, the general financial condition of the Company, restrictive covenants in loan or other agreements to which the Company may become subject, and such other factors as the Board of Directors may deem to be relevant.


     CONTROL OF THE COMPANY BY GREG MANNING. CRM, which is wholly-owned by Greg Manning, controls the vote of approximately 30.5% of the outstanding shares of Common Stock. An agreement between CRM and the Company, in which CRM agreed to vote its shares with respect to certain transactions in the same proportion as non-affiliates of the Company, terminated on May 26, 1995. Such concentration of ownership, not subject to any voting restrictions, could limit the price that certain investors might be willing to pay in the future for Common Stock. In addition, CRM is in a position to impede transactions that may be desirable for other shareholders including, without limitation, making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. See " "Description of Securities -- Section 912 of the New York Law and Other Change of Control Provisions."

     SHARES ELIGIBLE FOR FUTURE SALE. The prevailing market price of the Common Stock could be adversely affected by future sales of substantial amounts of Common Stock by existing shareholders. With the registration of all of the shares of Common Stock owned by it pursuant to the Registration Statement of which this Prospectus is a part, CRM, which owns approximately 30.5% of the outstanding Common Stock, may sell all or any portion of the Common Stock owned by it without restriction. (50,000 of the shares owned by CRM represent shares underlying certain currently exercisable options granted to Mr. Manning pursuant to the Company's Stock Option Plan. Such shares, together with the shares underlying the options granted and to be granted to all other officers, employees and directors of the Company pursuant to the Company's Stock Option Plan, have been registered under the Act and accordingly may be sold without restriction.) The sole shareholder of CRM is Greg Manning, Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Manning has, however, advised the Company that CRM has no present intention of selling the Company's shares owned by it and that such registration is being done solely for the purpose of Mr. Manning's estate and tax planning.

     RELATIONSHIP OF JWCHARLES/CSG TO COMMON STOCK TRADING. JWCharles/CSG may act as market makers with respect to trading in the Common Stock and Public Warrants. The Company has agreed to pay JWCharles/CSG a solicitation fee equal to 4% of the exercise price in connection with the exercise of the Public Warrants under certain conditions. See "Plan of Distribution". Under Rule 10b-6 promulgated by the Commission under the Exchange Act, JWCharles/CSG (and any securities firm to which any or all of the solicitation fee may be reallowed), will be prohibited from engaging in any market-making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation of the exercise of Public Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any such right that JWCharles/CSG may have to receive a fee for the exercise of the Public Warrants following such solicitation. JWCharles/CSG may be unable to provide a market for the Company's securities during certain periods while the Public Warrants are exercisable.

     CERTAIN ANTI-TAKEOVER PROVISIONS. The Company's Restated Certificate of Incorporation and Amended and Restated Bylaws contain certain anti-takeover provisions (including the Board of Directors' authority to issue shares of preferred stock with such lawful rights and preferences it chooses) that could have the effect of either making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company without negotiating with its Board of Directors. Such provisions could limit the price that certain investors might be willing to pay in the future for the Company's securities. Certain of such provisions provide for a classified Board of Directors with staggered terms, allow the Company to issue preferred stock with rights senior to the Common Stock, and impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions. See "Principal Shareholders," and "Description of Securities -- Section 912 of the New York Law and Other Change of Control Provisions."


                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the shares of Common Stock being offered hereby by the Selling Shareholder or the UPW Selling Shareholders.


     Assuming all of the Public Warrants are exercised, the Company will receive net proceeds of approximately $4,885,498 after expenses of this offering and payment of the maximum amount of warrant solicitation fees to JWCharles/CSG. The proceeds, if any, to be received by the Company upon the exercise of such warrants will be utilized by the Company for working capital purposes.

     If all of the Unit Purchase Warrants are exercised, the Company will receive approximately $670,153 in net proceeds; if all of the Underwriters' Warrants are exercised, the Company will receive approximately $673,301 in net proceeds.


     There can be no assurance that any of the Public Warrants, Unit Purchase Warrants or Underwriters' Warrants will be exercised.

                                 DIVIDEND POLICY

     The Company has never declared or paid a dividend on its Common Stock, and management expects that a substantial portion of the Company's future earnings will be retained for expansion or development of the Company's business. Whether the Company will pay dividends on its Common Stock in the future will be at the discretion of the Company's Board of Directors and will depend upon, among other things, future earnings, operations, capital requirements and surplus, the general financial condition of the Company, restrictive covenants in loan or other agreements to which the Company may become subject, and such other factors as the Board of Directors may deem to be relevant.

                              SELLING SHAREHOLDERS

     The following table sets forth the beneficial ownership of Common Stock of the Company by the Selling Shareholder and the UPW Selling Shareholders as of August 28, 1996, and as adjusted to reflect the sale of shares offered hereby by the Selling Shareholder and the UPW Selling Shareholders:



       Name of               Amount of Beneficial Ownership           Number of Shares         Amount of Beneficial
   Beneficial Owner       of Common Stock Prior to Offering(1)        to be Offered(2)               Ownership
                                                                                               of Common Stock After
                                                                                                    Offering(3)


                                 Number             Percentage                               Num-        Percentage
                                   of             of Outstanding                              ber      of Outstanding
                               Shares(1)            Shares (4)                                of         Shares (5)
                                                                                            Shares
- ----------------------- ------------------------- ---------------- ------------------------ -------- -------------------
JWCharles Securities,           157,213                3.6%                157,213             0             *
Inc. and Corporate
Securities Group,
  Inc.(6)
- ----------------------- ------------------------- ---------------- ------------------------ -------- -------------------
Maurice R.                        78,942               1.8%                78,942              0             *
Buchsbaum(7)
- ----------------------- ------------------------- ---------------- ------------------------ -------- -------------------
F.N. Wolf & Co.,                175,427                 4.0%               175,427             0             *
Inc., or its
successors or
assigns(8)
- ----------------------- ------------------------- ---------------- ------------------------ -------- -------------------
CRM(9)                         1,350,000               30.5%              1,300,000         50,000          1.1%
- ----------------------- ------------------------- ---------------- ------------------------ -------- -------------------
Steven C. Jacobs(10)             13,494                 .3%                13,494              0             *
- ----------------------- ------------------------- ---------------- ------------------------ -------- -------------------
Colette Dorado(11)               13,494                 .3%                13,494              0             *
- ----------------------- ------------------------- ---------------- ------------------------ -------- -------------------
*        Less than 1%.

     (1) As of August 28, 1996.

     (2) Includes (i) 1,300,000 shares being offered by the Selling Shareholder;
(ii) 195,790 shares being offered by the UPW Selling Shareholders, upon exercise of the Unit Purchase Warrants; and (iii) 242,780 shares being offered by the UPW Selling Shareholders, upon the exercise of the Underwriters' Warrants issuable upon exercise of the Unit Purchase Warrants.

     (3) Assuming the sale of all offered shares.

     (4) Based on 4,419,997 shares outstanding at August 28, 1996.

     (5) Based upon a total outstanding amount of 6,712,367 shares, which assumes full exercise of the Unit Purchase Warrants, the Underwriters' Warrants and the Public Warrants at the respective conversion ratios in effect on August 28, 1996.

     (6) Represents (a) 70,184 shares of Common Stock included in the units issuable upon exercise of the Unit Purchase Warrants; and (b) 87,029 shares issuable upon exercise of the Underwriters' Warrants included in the units issuable upon exercise of the Unit Purchase Warrants.

     (7) A former affiliate of JWCharles/CSG. Represents (a) 35,242 shares of Common Stock included in the units issuable upon exercise of the Unit Purchase Warrants; and (b) 43,700 shares issuable upon exercise of the Underwriters' Warrants included in the units issuable upon exercise of the Unit Purchase Warrants.

     (8) Acted as underwriter in the Public Offering. Represents (a) 78,316 shares of Common Stock included in the units issuable upon exercise of the Unit Purchase Warrants; and (b) 97,111 shares issuable upon exercise of the Underwriters' Warrant included in the units issuable upon exercise of the Unit Purchase Warrants.

     (9) Greg Manning owns all of the outstanding shares of common stock of CRM. Includes 50,000 currently exercisable options (but does not include an additional 50,000 non-currently exercisable options) granted to Mr. Manning pursuant to the Company's Stock Option Plan. Mr. Manning is the Chief Executive Officer, President and Chairman of the Board of the Company. Mr. Manning has been Chairman of the Board of the Company since 1981 and Chief Executive Officer since 1992. Mr. Manning served as President of the Company from 1981 until August 1993, and from March 1995 to the present.

     (10) A former affiliate of JWCharles/CSG. Represents (a) 6,024 shares of Common Stock included in the units issuable upon exercise of the Unit Purchase Warrants; and (b) 7,470 shares issuable upon exercise of the Underwriters' Warrant included in the units issuable upon exercise of the Unit Purchase Warrants.

     (11) An affiliate of JWCharles/CSG. Represents (a) 6,024 shares of Common Stock included in the units issuable upon exercise of the Unit Purchase Warrants; and (b) 7,470 shares issuable upon exercise of the Underwriters' Warrant included in the units issuable upon exercise of the Unit Purchase Warrants.


                              PLAN OF DISTRIBUTION

       The Company is hereby offering for sale pursuant to this Prospectus 1,853,800 shares of Common Stock issuable upon exercise of the Public Warrants. The Selling Shareholder is hereby offering for sale pursuant to this Prospectus 1,300,000 shares of Common Stock owned by it. The UPW Selling Shareholders are hereby offering for sale, upon exercise of the Unit Purchase Warrants, (a) 195,790 shares of Common Stock, and (b) 242,780 shares of Common Stock issuable upon exercise of the Underwriters' Warrants. At August 28, 1996, none of the Unit Purchase Warrants had been exercised and, accordingly, none of the Underwriters' Warrants have been issued.


     The distribution of shares of Common Stock by the selling shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with such sales of securities.

     The Company has agreed to pay to JWCharles/CSG (who may reallow all or a portion thereof to any securities dealer firm that solicited the exercise) a fee equal to 4% of the aggregate exercise price of the Public Warrants that are exercised if (i) the market price of the Common Stock on the date of exercise is greater than the exercise price of the Public Warrant; (ii) the exercise of the Warrant was solicited by JWCharles/CSG or by the dealer to whom a reallowance is to be made; (iii) the Public Warrant was not held in a discretionary account maintained with such Representative or dealer; (iv) the solicitation was not in violation of Rule 10b-6 under the Exchange Act; and (v) JWCharles/CSG and any soliciting dealer to whom a reallowance is to be made is then a member in good standing of the NASD.

     Under Rule 10b-6 promulgated by the Commission under the Exchange Act, JWCharles/CSG (and any securities firm to which any or all of the solicitation fee may be reallowed), will be prohibited from engaging in any market-making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation of the exercise of Public Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any such right that JWCharles/CSG may have to receive a fee for the exercise of the Public Warrants following such solicitation. JWCharles/CSG may be unable to provide a market for the Company's securities during certain periods while the Public Warrants are exercisable.

     The selling shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of Section 2(11) of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

     In order to comply with certain state securities laws, if applicable, the securities offered hereby will not be sold in a particular state unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

     JW Charles Securities, Inc. and Corporate Securities Group, Inc. are affiliated corporations which have separate operations but which share a common parent corporation.



                              CERTAIN TRANSACTIONS

     All future material affiliated transactions, loans and loan guarantees will be made or entered into on terms no less favorable to the Company than could be obtained from unaffiliated parties, and shall be approved by a majority of the directors of the Company, including a majority of the independent disinterested directors of the Company.


                            DESCRIPTION OF SECURITIES

     The Company is authorized to issue 20,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"). As of August 28, 1996, there were 4,419,997 shares of Common Stock outstanding; no shares of Preferred Stock are outstanding.


     The following summary is qualified in its entirety by reference to the Restated Certificate of Incorporation and the Company's Amended and Restated By-Laws (the "By-Laws"), a copy of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

COMMON STOCK

     Each shareholder is entitled to cast one vote, either in person or by proxy, for each share owned of record on all matters submitted to a vote of stockholders, including the election of directors. The holders of shares do not possess cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors, and, in such event, the holders of the remaining shares will be unable to elect any of the Company's directors.

     Holders of outstanding shares of Common Stock are entitled to share ratably in such dividends as may be declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy." Upon the liquidation, dissolution, or winding up of the Company, each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to stockholders of any outstanding shares of Preferred Stock.

     Holders of the shares of Common Stock have no preemptive rights. There are no conversion or subscription rights, and shares are not subject to redemption. All of the outstanding shares of Common Stock are, and the shares underlying the various outstanding warrants and options will be, when issued and paid for in accordance with the terms thereof, duly issued, fully paid and nonassessable.

     An agreement between CRM and the Company, in which CRM agreed to vote its shares with respect to certain transactions in the same proportion as non-affiliates of the Company, terminated on May 26, 1995. Such concentration of ownership, not subject to any voting restrictions, could limit the price that certain investors might be willing to pay in the future for Common Stock. In addition, CRM is in a position to impede transactions that may be desirable for other shareholders including, without limitation, making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

PREFERRED STOCK

     The Board of Directors of the Company has authority (without action by the shareholders) to issue the authorized and unissued Preferred Stock in one or more series and, within certain limitations, to determine the voting rights (including the right to vote as a series on particular matters and elect directors in certain circumstances), preferences, conversion, and other rights of each such series. While the Company believes that allowing the Board of Directors the authority to issue such shares of Preferred Stock is in the best interests of the Company and its shareholders, such authority may have the effect of protecting management against outside interests and in retaining its position. The Company has no present plans to issue any shares of Preferred Stock.

WARRANTS


     PUBLIC WARRANTS. Each of the warrants issued pursuant to the Warrant Agreement between the Company and American Stock Trust Company, as Warrant Agent (the "Warrant Agent") initially entitled the registered holder to purchase one share of Common Stock at an exercise price of $3.4375. As a result of the adjustment of the Public Warrants pursuant to the Warrant Agreement, resulting from the offering of additional Common Stock in the Company's private placement in November 1994 (the "Private Placement") and Regulation S offering in July 1995 (the "Regulation S Offering"), registered holders are now entitled to purchase 1.24 shares of Common Stock per Public Warrant at an exercise price of $2.7733. The Public Warrant holders are entitled to the benefit of adjustments in the exercise prices of the Public Warrants and in the number of shares of Common Stock or other securities deliverable upon the exercise of the Public Warrants in the event of certain subsequent issuances of securities, stock dividends, stock split, reclassifications, reorganizations, consolidations, or mergers. At August 28, 1996, none of the Public Warrants have been exercised.


     The Public Warrants may be exercised at any time beginning 12:01 A.M., Eastern Time, May 14, 1994 and continuing thereafter until the close of business on May 13, 1998, unless such period is extended by the Company to a date not later than May 13, 1999. After the expiration date, Public Warrant holders shall have no further rights.

     Public Warrant holders do not have any voting or any other rights as stockholders of the Company. The Company has the right at any time beginning May 14, 1995 to repurchase the Public Warrants, at a price of $.05 per Public Warrant, by written notice to the registered holders thereof, mailed 30 days prior to the repurchase date. The Company may exercise this right only if the closing bid price for the Common Stock for 20 trading days during a 30 consecutive trading day period ending not more than 10 days prior to the date that the notice of repurchase is given, equals or exceeds 125% of the then applicable exercise price. Any such repurchase shall be for all outstanding Public Warrants. If the Company exercises its right to call Public Warrants for repurchase, such Public Warrants may still be exercised until the close of business on the day immediately preceding the date fixed for repurchase. If any Public Warrant called for repurchase is not exercised by such time, it will cease to be exercisable and the holder thereof will be entitled only to the repurchase price. Notice of repurchase will be mailed to all holders of Public Warrants of record at least thirty (30) days, but not more than sixty (60) days, before the repurchase date.

     UNDERWRITERS' WARRANTS. Upon exercise, the Underwriters' Warrants will be subject to the same terms and conditions as the Public Warrants, except that the Underwriters' Warrants will not be subject to repurchase by the Company.

     UNIT PURCHASE WARRANTS. Each Unit Purchase Warrant issued to JWCharles/CSG (the representatives of the underwriters in the Public Offering), another underwriter in the Public Offering and certain affiliated persons in connection with the Public Offering initially entitled the holder to purchase, at any time prior to May 14, 1998, one unit (each consisting of two shares of the Company's Common Stock and two Underwriters' Warrants) at an exercise price of $10.31, for an aggregate of 65,000 units. As a result of the adjustment of the Unit Purchase Warrants pursuant to the terms thereof, resulting from the offering of additional securities in the Private Placement, the Regulation S Offering and as described under "Other Warrants" below, holders are now entitled to purchase
1.50608 units at an exercise price of $6.8456 per unit. At August 28, 1996, none of the Unit Purchase Warrants have been exercised. The shares of Common Stock comprising a part of the units issuable upon the exercise of the Unit Purchase Warrants, as well as the shares of Common Stock issuable upon exercise of the Underwriters' Warrants (upon issuance thereof), are being offered for sale pursuant to this Prospectus. The Company has caused the units to be de-listed and de-registered with the Nasdaq, the BSE and the Commission.


     PRIVATE PLACEMENT WARRANTS. In connection with the Private Placement, the Company issued 257,500 warrants (the "Purchaser Warrants") which, after certain amendments to the terms thereof and after taking into account certain adjustments resulting from the Regulation S Offering, entitled the holders to purchase 1.13 shares of Common Stock per Purchaser Warrant at an exercise price of $1.5528 at any time prior to May 3, 1996. The Company also issued warrants (the "Agents' Warrants") to JWCharles/CSG, the placement agents of the private placement, which warrants, having been adjusted to reflect the foregoing amendment to the terms of the Purchaser Warrants and the Regulation S Offering, entitled the holders to purchase 72,720 shares of Common Stock at an exercise price of $1.74 per share at any time prior to November 4, 1999. The Company registered the shares underlying the Purchaser Warrants and Agents' Warrants pursuant to the Securities Act. All of the Purchaser Warrants and Agents' Warrants have been exercised, resulting in net proceeds to the Company of $577,935.

     REGULATION S WARRANTS. In connection with the Regulation S Offering, the Company issued 500,000 Warrants (the "Regulation S Warrants") entitling the holder thereof to purchase one share of Common Stock per Warrant at an exercise price of $1.50 per share (subject to certain adjustments) at any time from the date of issuance to two years thereafter. All of such warrants have been exercised, resulting in net proceeds to the Company of $750,000.

     OTHER WARRANTS. In February 1996, the Company issued to an individual in a private placement a warrant to purchase, at any time prior to March 1, 1997, 400,000 shares of the Company's Common Stock at an exercise price of $4.00 per share. The purchase price for the warrant was $100,000, which was paid in full in April 1996. Upon request of the investor, the Company has agreed to register the shares of Common Stock underlying the warrant under the Securities Act of 1933, as amended, the cost of which (other than allocable overhead) will be borne by the investor.


Transfer Agent and Warrant Agent

     The transfer agent for the Common Stock, Regulation S Warrants and Public Warrants is American Stock Transfer & Trust Co., 40 Wall Street, New York, New York 10005 ("AST").

SECTION 912 OF THE NEW YORK LAW AND OTHER CHANGE OF CONTROL PROVISIONS

     Generally, Section 912(b) of the New York Business Corporation Law (the "NYBCL") prohibits a publicly held New York corporation from engaging in a "business combination" with an "interested shareholder" for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the combination or the transaction in which the person became an interested shareholder is approved by the board of directors of the corporation before the date such person became an interested shareholder. If the business combination is not previously approved, the interested shareholder may effect a business combination after the five-year period only if a majority of the shares not owned by interested shareholders vote in favor of the combination or the aggregate amount of the offer meets certain fair price criteria. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the shareholder. An "interested shareholder" is a person who together with affiliates and associates owns (or within five years, did own) 20% or more of the corporation's voting stock.

     The Restated Certificate of Incorporation and the By-laws contain certain other provisions that may make it more difficult to effectuate a change in control of the Company. The Restated Certificate of Incorporation provides that the Board be classified into three classes, as nearly equal in size as possible, with the term of office of one class expiring each year; directors can be removed from office only for cause and only by a majority vote of the shareholders; shareholders who desire to nominate a director for election at an annual meeting of shareholders give the Company at least 60 days prior written notice of such intent; and that shareholders who desire to nominate a director for election at a special meeting of shareholders give written notice of such intent by the close of business on the seventh day following the notice of such meeting.

CERTAIN PROVISIONS RELATING TO LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS

     The Restated Certificate of Incorporation contains provisions which would limit the scope of personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty. The provisions are consistent with Section 402(b) of the NYBCL, which is designed, among other things, to encourage qualified individuals to serve as directors of New York corporations by permitting a New York corporation and its shareholders to adopt provisions in the corporation's certificate of incorporation limiting directors' liability for monetary damages for breach of duty of care.

     The indemnification provisions will protect the Company's directors against personal liability from breaches of their duty of care in certain circumstances. The provisions would absolve directors of liability for negligence in the performance of their duties. Directors would remain liable, under current law, for breaches of their duty of loyalty to the corporation and its shareholders, as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or a transaction from which a director derives improper personal benefit. Also, the provisions would not absolve directors of liability under Section 719 of the NYBCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. Further, these provisions would not eliminate or limit liability of directors arising in connection with causes of action brought under Federal securities laws.

     While the provisions of the Restated Certificate of Incorporation provide directors with protection from awards of monetary damages for breaches of their duty of care, it does not eliminate the directors' duty of care. Accordingly, the provisions of the Restated Certificate of Incorporation would have no effect on the availability of suitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.


                                  LEGAL MATTERS

     Legal matters relating to the securities offered hereby have been passed upon for the Company by Kramer, Levin, Naftalis & Frankel, New York, New York. Scott S. Rosenblum is a partner of that firm and is a director of the Company.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB for the year ended June 30, 1995, have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement and Post-Effective Amendment on Form S-3 under the Securities Act of 1993, as amended, covering the securities offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement and Post-Effective Amendment and to the exhibits filed as part thereof. Such information is available for inspection at the Public Reference Section maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the materials contained in the Registration Statement may be obtained from the Commission upon payment of the fees prescribed by its rules and regulations. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete. In each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement and Post-Effective Amendment, each such statement being qualified in all respects by such reference.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby in any circumstance in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date of this Prospectus.




                                  GREG MANNING
                                 AUCTIONS, INC.


                                1,853,800 SHARES
                                       OF
                                  COMMON STOCK

                                1,300,000 SHARES
                                       OF
                                  COMMON STOCK

                                 438,566 SHARES
                                       OF
                                  COMMON STOCK








                                                  ---------------

                                                    PROSPECTUS
                                                  ---------------




                       [DATE]     , 1996

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses payable in connection with the issuance and distribution of the securities being registered are estimated to be as follows:


     Registration fee(actual) ...........................$1,288.72
     Legal and Accounting fees and expenses..............72,500.00
     Printing and engraving expenses......................1,500.00
     Miscellaneous........................................1,000.00
         Total..........................................$76,288.72
                                                        ==========


All of the costs identified above will be paid by the Company, except that the Selling Shareholder has agreed to reimburse the Company for the approximate portion (estimated to be approximately $26,288.72) of the expenses allocable to the registration of the securities to be sold by it. The above does not include an additional filing fee of $4,525.01 previously paid.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Section 402(b) of the New York Business Corporation Law (the "NYBCL"), which enables a corporation in its original certificate or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except for the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled or
(iii) his acts violated Section 719 of the NYBCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions). The Registrant's Restated Certificate of Incorporation contains provisions permitted by Section 402(b) of the NYBCL.

     Reference also is made to Section 722 of the NYBCL which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and necessarily incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A New York corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     The Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by the NYBCL. The Registrant has obtained liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 16.  EXHIBITS

     4.1 Certificate of Incorporation of the Registrant. Incorporated by Reference to Exhibit 3(a) to the Company's Form SB-2, Registration Number 33-55792-NY, dated May 14, 1993 (the "1993 Form SB- 2").

     4.2  By-laws,  as amended,  of  Registrant.  Incorporated  by  reference to
          Exhibit 3(b) to the 1993 Form SB-2.

     4.3 Form of Statement of Rights, Terms and Conditions for Common Stock Purchase Warrants, with form of Warrant Certificate. Incorporated by reference to Exhibit 4(b) of the 1993 Form SB-2.

     4.4 Form of Warrant Agreement between Registrant and American Stock Transfer & Trust Company. Incorporated by reference to Exhibit 4(c) to the 1993 Form SB-2.

     4.5 Form of Underwriters' Unit Purchase Warrant. Incorporated by reference to Exhibit 4(d) to the 1993 Form SB-2.

     5.1 Opinion of Kramer, Levin, Naftalis & Frankel regarding legality of securities being registered (including consent).*

     5.2 Opinion of Kramer, Levin, Naftalis & Frankel regarding legality of securities being registered. Incorporated by reference to Exhibit 5 to the 1993 Form SB-2.

     23.1 Consent of Price Waterhouse LLP.*

     23.2 Consent of Kramer, Levin, Naftalis & Frankel.*

     24.1 Power    of     Attorney     (included     on     signature     page).
          --------------------------------
          * Filed herewith.

Item 17.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

         (1)  To  file,   during  any  period  in  which  it  offers  or  sells,
post-effective   amendments  or  further   post-effective   amendments  to  this
Registration Statement and Post-Effective Amendment to:

   Include any Prospectus required by Section 10(a)(3) of the Securities Act;

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered and the offering of the securities at that time to be the initial BONA FIDE offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the securities and Exchange Commission such indemnification is against public policy and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the City of West Caldwell, State of New Jersey, on [DATE], 1996.

GREG MANNING AUCTIONS, INC.


By:
                                                                   Greg Manning,
                                                        Chairman, President  and
                                                         Chief Executive Officer


                                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Greg Manning his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all further amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                TITLE(S)                                     Date
- --------------------     -----------------------------------     ---------------

Greg Manning
                         Chairman of the Board,President and     August 28,1996
                         Chief Executive Officer
                         (Principal Executive Officer)

Daniel M. Kaplan*        Chief Financial Officer and             August 28, 1996
                         Vice President
                         (Principal Financial Officer)

William T. Tully, Jr.*   Director, Executive Vice President      August 28, 1996
                         and Chief Operating Officer

David C. Graham*         Senior Vice-President                   August 28, 1996

Robert J. Gesso*         Secretary and Controller                August 28, 1996
                         (Comptroller)

William J. Dolan*        Director                                August 28, 1996

Scott S. Rosenblum*      Director                                August 28, 1996

*By:  Greg Manning
      Greg Manning as Power of Attorney

                                  EXHIBIT INDEX


EXHIBIT NUMBER                      DESCRIPTION


4.1                                 Certificate of Incorporation of the
                                    Registrant.  Incorporated by Reference to
                                    Exhibit 3(a) to the Company's Form SB-2,
                                    Registration Number 33-55792-NY, dated May
                                    14, 1993 (the "1993 Form SB-2").

4.2                                 By-laws, as amended, of Registrant.
                                    Incorporated by reference to Exhibit 3(b) to the 1993 Form SB-2.

4.3 Form of Statement of Rights, Terms and Conditions for Common Stock Purchase Warrants, with form of Warrant Certificate. Incorporated by reference to
                                    Exhibit 4(b) of the Company's Registration
                                    Statement on Form SB-2, dated May 14, 1993
                                    (the "Form SB-2").

4.4 Form of Warrant Agreement between Registrant and American Stock Transfer & Trust Company. Incorporated by reference to Exhibit 4(c) to the Form SB-2.

4.5                                 Form of Underwriters' Unit Purchase
                                    Warrant.  Incorporated by reference to
                                    Exhibit 4(d) to the Form SB-2.

5.1 Opinion of Kramer, Levin, Naftalis & Frankel regarding legality of securities being registered (including consent).

5.2 Opinion of Kramer, Levin, Naftalis & Frankel regarding legality of securities being registered. Incorporated by reference to Exhibit 5 to the Form SB-2.

23.1                                Consent of Price Waterhouse LLP.

23.2                                Consent of Kramer, Levin, Naftalis & Frankel

24.1 Power of Attorney (included on signature page).